                                                                EXHIBIT 10.24

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (the "Agreement"), dated as of this 28th day of December, 1992, by and between HSN CAPITAL CORPORATION, a Nevada corporation having its principal offices at 4910 Longley Lane, Reno, Nevada 89502, ("Lender), a wholly-owned subsidiary of Home Shopping Network, Inc., a Delaware Corporation ("HSN"), and Silver King Communications, Inc., a Delaware corporation having its principal offices at 12425 28th Street North, St. Petersburg, FL 33716 ("Borrower").

                              W I T N E S S E T H

         WHEREAS, HSN is planning to distribute all of the capital shares of Borrower to shareholders of HSN in a tax-free distribution (the
"Distribution");

         WHEREAS, Borrower has incurred substantial debt to Lender in connection with the acquisition of full power television broadcast stations (the "Stations") owned by the Borrower;

         WHEREAS, the Federal Communications Commission ("FCC") has authorized the transfer of control of television companies holding FCC licenses from HSN's subsidiaries to Borrower's subsidiaries;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Lender and Borrower agree as follows:
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                                   ARTICLE I
                          AMOUNT AND TERMS OF THE LOAN

         Section 1.01. The Loan. The Lender has loaned to the Borrower One Hundred Thirty-Five Million, One Hundred Seventy-One Thousand, Eight Hundred Seventy-Five Dollars ($135,171,875) in principal amount (the "Loan").

         Section 1.02. The Promissory Note. As of the effective date of the Distribution (the "Distribution Date"), the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit "1" hereto (the "Note") payable to the order of the Lender and representing the obligation of the Borrower to pay the Lender the principal amount of the Loan, with interest thereon, as prescribed therein and in Section 1.04.

         Section 1.03. Interest. The Note shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to 9.5%, except in the event of late payments under paragraph 4 of the Note, in which case late payments shall bear interest at the rate of 15%. Interest shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Interest shall begin to accrue on the principal amount of the Loan on the Distribution Date. The rate of interest payable on the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable
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                                       3

on the Note is ever reduced as a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on the Note, then the rate provided for on the Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by Lender is that which would have been received by Lender but for the operation of the preceding sentence.

                 Section 1.04. Repayment of the Loan. On the second day of the second full calendar month following the Distribution Date, Borrower shall begin repayment to the Lender of the principal amount of the Loan in One Hundred Eighty (180) equal monthly installments and shall continue payment on the second day of each month thereafter with a final payment of all outstanding principal and accrued interest due on January 2, 2008. Each such monthly payment shall be referred to as a "Loan Payment."

         Section 1.05.  Adjustments Pursuant to Tax Sharing Agreement.
Pursuant to Sections 3.03 and 3.04 of the Tax Sharing Agreement, HSN and Borrower have agreed that if, as a result of certain adjustments to HSN's tax position for periods prior to the Distribution Date, there would have been a corresponding increase or decrease in the deferred tax liability account of Borrower as of the Distribution Date, then Borrower will receive a cash payment from HSN (or make a cash payment to HSN) in the amount of such increase (or decrease) to its deferred tax liability account as recalculated as of the Distribution Date. If the Borrower is
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                                       4

required to pay HSN pursuant to the Tax Sharing Agreement, then at the election of Borrower pursuant to Section 3.05(d) of the Tax Sharing Agreement, the principal amount and payment schedule of this Loan shall be adjusted to reflect the amount of such payment required to be made by Borrower so that during the then remaining term of the Note, all principal and interest accrued thereon shall be paid in equal monthly installments. If HSN is required to pay Borrower pursuant to the Tax Sharing Agreement, then at the request of the Lender and with the consent of Borrower pursuant to Section 3.05(d) of the Tax Sharing Agreement, which consent shall not be unreasonably withheld, the principal amount and payment schedule of the Loan shall be adjusted to reflect the amount of such payment required to be made by HSN so that during the then remaining term of the Note, all principal and interest accrued thereon shall be paid in equal monthly installments.

         Section 1.06. Prepayment. The Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than for the full amount of the outstanding balance, shall be in the principal amount of One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof, unless such payment in accordance with Section 5.02(c) relates to the extinguishment of that portion of the Loan related to one or more of the Stations in which case the prepayment shall consist of such portion of the Loan so related. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.
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                                       5

         Section 1.07.  Payment and Grace Period.   Whenever payment to be made
hereunder or under the Note shall become due on a Saturday, Sunday or bank holiday in the State of Florida, such payment may be made on the next succeeding day which is not a Saturday, Sunday or bank holiday.

                                  ARTICLE II
                                   CLOSING

         Section 2.01. Closing Date. Closing of this transaction shall occur on December 28, 1992, or such other date agreed upon by the parties hereto (the "Closing Date"), at the offices of Home Shopping Network, Inc., 11831 30th Court North, St. Petersburg, Florida 33716.

         Section 2.02. Related Transactions. On the Closing Date, in addition to the documents to be delivered pursuant to this Agreement, Borrower and Lender shall execute the Note, the Security Agreement and any mortgages, deeds of trust or other documents required by Section 3.03 below.

                                 ARTICLE III
                                   SECURITY

         Section 3.01.  Security Interest.  As security for the Loan, the Borrower and each of its subsidiaries shall execute and deliver and cause each of its subsidiaries to execute and deliver to the Lender, on or before the Closing Date, a security agreement substantially in the form of Exhibit "2" hereto granting to Lender a perfected first priority security interest in each and every
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                                       6

asset of Borrower to the fullest extent permitted by applicable law (the "Security Agreement").

         Section 3.02. Assignment of Leases. At such time as Borrower or any of its subsidiaries enters into any leases, Borrower or such subsidiary shall execute an Assignment of Lease, in form and substance satisfactory to Lender permitting Lender to receive lease payments on behalf of the Borrower or such subsidiary in the event of default by Borrower. Any such payments made to the Lender shall be treated as payments hereunder in accordance with the terms of this Agreement.

         Section 3.03 Mortgages. As security for the Loan, the Borrower and each of its subsidiaries shall execute and deliver to the Lender, on or before the Closing Date, a first mortgage ("Mortgage") or deed of trust ("Deed of Trust") on each parcel of real estate owned by the Borrower or its subsidiaries.
                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of Borrower. In order to induce the Lender to enter into this agreement, the Borrower represents and warrants as follows:

         (a) Existence and Standing. Borrower is a corporation duly incorporated, validity existing and in good standing under the laws of the State of Delaware and is qualified to do business under the laws of any jurisdiction in which it conducts its business, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and
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                                       7

deliver, and to perform all of its obligations under this Agreement, the Note, the Security Agreement, the Collateral Assignment of Leases and the Mortgages.

         (b) Authorizations. The execution, delivery and performance by the Borrower of this Agreement, the Note,the Security Agreement, the Collateral Assignment of Leases and the Mortgages have been duly authorized by all necessary corporate action.

         (c) No Consent. No authorization, consent, approval, release, exemption from or filing or registration with any court or governmental department or agency will be necessary to the valid execution, delivery and performance by the Borrower of this Agreement, the Note, the Security Agreement, the Collateral Assignment of Leases or any of the Mortgages, deeds of trust or other documents required by Section 3.03.

         (d) Binding Obligations. This Agreement, the Note, Mortgages, Deeds of Trust, the Security Agreement, the Collateral Assignment of Leases and the Mortgages have been or will be executed and delivered by duly authorized officers of the Borrower and constitute or will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.
                                   ARTICLE V
                           COVENANTS OF THE BORROWER

         Section 5.01. Affirmative Covenants. So long as the Note shall remain unpaid and the events described in Article VII have not occurred, the Borrower hereby covenants and agrees that it will
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                                       8

and it will cause each subsidiary to, unless the Lender shall otherwise consent in writing:

         (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or fines imposed upon it or its income or profits, or upon any of the properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might become a lien or charge on its property; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with Generally Accepted Accounting Principles ("GAAP").

         (b) Corporate Existence, Etc. The Borrower will, and will cause each of its subsidiaries to:

                (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises;

               (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and
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                                       9

         (iii) upon 72 hours notice to Borrower by Lender, permit representatives of the Lender, during normal business hours, to examine, on a quarterly basis, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and financial condition with its officers provided, however, that the Lender shall not divulge, and shall cause its representatives not to divulge, any information obtained as a result of the examination of the books and records of the Borrower pursuant to this subsection to a competitor of the Borrower.

         (c) Maintenance of Properties. Maintain and preserve and cause each of its subsidiaries to maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (d) Compliance with Laws. Comply and cause each of its subsidiaries to comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

         (e) Maintenance of Insurance. Maintain and cause each of its subsidiaries to maintain policies with financially sound, responsible and reputable insurance companies on all of their properties and covering such risks, including property, casualty, liability and worker's compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower or such subsidiary, and promptly
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                                       10

upon execution thereof provide to the Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall provide that the Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or material alteration of any such policy.

         (f) Maintenance of Affiliated Relationship. Except as otherwise provided in this Agreement, as long as any amounts are owed to Lender pursuant to the terms of this Agreement as it may be amended from time to time, ensure that each of the Stations currently owned by Borrower or any of its subsidiaries shall maintain its affiliation agreement (the "Affiliation Agreements") with Home Shopping Club, Inc. ("HSC") or its successors, unless such affiliation is terminated pursuant to Section 6(b), (c) or (d) or 21 of the applicable Affiliation Agreement or unless otherwise consented to in writing by the Lender.

         (g) Funded Debt Coverage Test. Provide that Consolidated Funded Debt of Borrower as of the close of any fiscal quarter shall not exceed Consolidated Operating Cash Flow for the preceding consecutive four fiscal quarter periods as shown below:

                                              Funded Debt
         From             Through            Coverage Test
         ----             -------             -------------
         9/1/92           8/31/93                 6.50
         9/1/93           8/31/94                 6.40
         9/1/94           8/31/95                 6.30
         9/1/95           8/31/96                 6.20
         9/1/96           8/31/97                 6.10
         9/1/97           And Beyond              6.00

         Funded Debt shall mean the sum of (i) any and all obligations and indebtedness under this Agreement, (ii) the principal portion of any and all obligations under a lease which is treated as a capitalized lease under GAAP, and (iii) any other indebtedness incurred for borrowed money whether current or long term. Operating Cash Flow shall mean the sum of (i) operating profit (earnings before interest and taxes), (ii) depreciation, and (iii) amortization, all determined in accordance with GAAP. With respect to each of the first three (3) fiscal quarters closed immediately after the date hereof, Operating Cash Flow, for the twelve (12) month period closed as of such quarter, shall be the Operating Cash Flow for the period(s) closed as of the end of such first, second and third fiscal quarter multiplied by 4, 2 and 1.33, respectively. The Funded Debt Coverage Test report shall be furnished by Borrower to Lender on a quarterly basis within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year and within one hundred twenty (120) days after the end of each fiscal year.

         (h) Fixed Charge Coverage Test. Provide that Operating Cash Flow (as defined in 5.01(g) above) for any four consecutive fiscal quarter periods cannot be less than 95 percent of Consolidated Fixed Charges, which shall consist of the sum of (i) all interest expense net of interest income, (ii) all capital expenditures and intangible additions, (iii) principal payments with respect to any Funded Debt (as defined in paragraph 5.01(g)) made or scheduled to be made in a particular fiscal quarter excluding prepayments under
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                                       12

this Agreement net of principal payments received on notes receivable and (iv) all cash outflows from equity (i.e., dividends of cash or cash equivalents plus any payment on account of the purchase, redemption or other retirement of any capital stock of the Borrower or any other payment or distribution made in respect thereof, either directly or indirectly) net of all cash inflows to equity, for any consecutive four (4) fiscal quarter period. With respect to each of the first three (3) fiscal quarters closed immediately after the date hereof, the fixed charge coverage test will be computed after the end of each of the first three (3) fiscal quarters. The computation shall be cumulative for each of the first three (3) fiscal quarters after the first quarterly fiscal period. The Fixed Charge Coverage Test report shall be furnished by Borrower to Lender on a quarterly basis within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year and within one hundred twenty (120) days after the end of each fiscal year.

         (i) Cash Maintenance Test. On August 31, 1993, the Borrower, in recognition of deferred taxes that may be required to be paid by Borrower in future periods, shall maintain cash and cash equivalents in the amount of Two Million Dollars ($2,000,000) and shall increase such amount by Two Million Dollars ($2,000,000) per year for each of the next four (4) years. Such required amounts shall be reviewed and may be revised downward with the consent of the Lender and upward with the consent of the Borrower on an annual basis. Consent hereunder shall not be unreasonably withheld. The
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                                       13

Cash Maintenance Test report shall be furnished by Borrower to Lender on an annual basis one hundred twenty (120) days after the end of each fiscal year.

         (j)     Financial Statements.  The Borrower shall deliver to the
Lender:

                 (i)      as soon as available and in any event within sixty
         (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated subsidiaries for such period and for the period from the beginning of such fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the Chief Financial Officer of the Borrower, which certificate shall state that such financial statements present fairly the consolidated financial position of the Borrower and its consolidated subsidiaries and results of their operations and cash flows in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                 (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated statements of operations, stockholders' equity, retained earnings and cash flows of the
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                                       14

         Borrower for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized standing, which opinion shall state that such consolidated financial statements present fairly in all material respects, the financial position of the Borrower and results of its operations and its cash flows as at the end of, and for, such fiscal years.

                 (iii) promptly upon their becoming available, copies of all registration statements and SEC Reports other than financial statements, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

                 (k) Financial Certification. The financial statements required by this Section and the Funded Debt Coverage Report, Fixed Charge Coverage Report and Cash Maintenance Report in accordance with the provisions of Section 5.01(g), (h) and (i), respectively, shall be accompanied by a Certificate from the Chief Financial Officer of the Borrower certifying that
(i) no Event of Default or event which with the passage of time or the giving of notice or both would constitute an Event of Default has occurred, or if any such Event of Default has occurred, a statement describing the actions that the Borrower proposes to take in connection therewith,
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                                       15

and (ii) and that the tests set forth in 5.01(g), (h) and (i) have been satisfied.

                 (l) Litigation. The Borrower shall notify Lender within ten (10) business days of receipt of notice by Borrower of all court or arbitral proceedings and investigations, and of all proceedings and investigations before any governmental or regulatory authority or agency, affecting the Borrower or any of its subsidiaries, except proceedings or investigations which, if adversely determined, would not have a material adverse effect on the consolidated financial condition or operations, or the business taken as a whole, of the Borrower. Notwithstanding the foregoing, the Borrower shall notify Lender with respect to the aforesaid litigation, as appropriate, prior to ten (10) business days of receipt of notice by Borrower if the circumstances require earlier action by Borrower.

                 (m) Payment of Obligations. Without limiting the obligations of the Borrower under Section 5.01(b), the Borrower will, and will cause each of its subsidiaries to, pay and discharge at or before the date when due (including any grace period allowed therefor), all of their respective obligations and other liabilities, including, without limitation, tax and pension liabilities, except where such obligations or liabilities are being contested in good faith and by appropriate proceedings, and maintain, in accordance with GAAP, appropriate reserves for the accrual of all of the foregoing.

                 (n) Perfection of Liens. Borrower shall do all things requested by Lender to preserve and perfect the liens and security
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                                       16

interests of Lender arising pursuant hereto and pursuant to the Security Agreement, Collateral Assignment of Leases and Mortgages as first liens and security interests, except as expressly permitted in Section 5.02(b) hereof.
If Borrower should purchase any real property, or should lease any real property, it shall notify Lender and execute, deliver and cause to be recorded any mortgage or leasehold mortgage requested by Lender in connection therewith, which shall be a first lien, except as expressly permitted herein. Any such mortgage or leasehold mortgage shall be accompanied by an ALTA mortgagee's policy of title insurance (Form 1970) (at Borrower's expense) insuring the lien of such mortgage or leasehold mortgage as being the first lien on such real property, subject to liens permitted herein, and by the consent of the lessor, if necessary.

         (o) FCC Approval. Borrower acknowledges that certain transactions contemplated by this Agreement or the documents entered into in connection herewith, and certain actions which may be taken by Lender in the exercise of its rights under this Agreement or such other documents may require the consent of the FCC. If counsel to Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to Lender in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with Lender in any action commenced
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                                       17

by Lender to secure such consent. Borrower shall not take any action which interferes with the exercise or completion of any such action taken by Lender.

        (p) Environmental Compliance. Borrower shall comply in all material respects with any and all Environmental Laws (as that term is defined below), including, without limitation, all Environmental Laws in jurisdictions in which Borrower owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid wastes or other wastes or holds any interest in real property or otherwise. Borrower will furnish to Lender promptly after receipt thereof a copy of any notice Borrower may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against Borrower, any real property in which Borrower holds any interest or any past or present operation of Borrower. Borrower will not allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. Borrower shall notify Lender of any material spill, release or disposal of a hazardous material on, under or adjacent to the real property in which Borrower holds or has held an interest. As used in this Section "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. "Environmental Laws" means all provisions of law, statutes, ordinances, rules, regulations, permits licenses, concessions, grants, franchises, judgments, writs, injunctions, decrees, orders, awards and standards or other governmental restrictions promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the emission, release or discharge of substances into, the environment.

         (q) Indemnification. Solely with respect to events arising after the Distribution Date, Borrower shall defend, indemnify and hold Lender, and its officers, directors, shareholders, employees, agents, affiliates, successors and assigns harmless from and against all costs, expenses, claims, demands, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys fees) arising out of, resulting from or relating to (i) the noncompliance of Borrower or any property owned or leased by Borrower with any Environmental Law, or (ii) any investigatory or remedial action involving Borrower or any property owned or leased by Borrower and required by Environmental Laws or by order of any governmental authority having jurisdiction under any Environmental Laws, or (iii) any injury to any person whatsoever or damage to any property arising out of, in connection with or in any way relating to the breach of any of the
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                                       19

environmental warranties or covenants contained in this Agreement or any facts or circumstances that cause any of the environmental representations or warranties contained in this Agreement to cease to be true, or (iv) the existence, treatment, storage, disposal, release, spill, generation, transportation, removal, manufacture or other handling of any hazardous material on any property owned or leased by Borrower or on any property adjacent to such property or (v) the presence of any asbestos-containing material or underground storage tanks, whether in use or closed, under or on any property owned or leased by Borrower.

         (r) Committed Projects List. Borrower agrees to allocate approximately Five Million Dollars ($5,000,000) of Loan proceeds toward the projects identified on Exhibit "3" attached hereto. The Board of Directors of Borrower or the Executive Committee thereof may, from time to time, add, change or delete projects contained on such list and shall forward a copy of such revised list to Lender if an individual addition, deletion or change exceeds Twenty-Five Thousand Dollars ($25,000).

         (s) Capital Expenditures. Borrower agrees that the Executive Committee of Borrower shall establish and provide the Lender, not later than thirty (30) days after the commencement of any fiscal year or from the Date of Distribution, an itemized list of proposed expenditures for Borrower for that fiscal year. Any additions, deletions or changes that exceed Twenty-Five Thousand Dollars ($25,000) to that list during the fiscal year must be approved by the Executive Committee of Borrower and provided to the Lender.
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                                       20

         Section 5.02. Negative Covenants. So long as the Note shall remain unpaid, the Borrower hereby covenants that neither it nor any of its subsidiaries will, without the Lender's prior written consent:

         (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several which, on a pro forma basis, as of the last day of the preceding fiscal quarter would place the Borrower in violation of the covenants described in Paragraphs 5.01(g) and (h) above.

         (b) Liens. Except as otherwise provided in this Agreement, create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter acquired, excluding, however, from the operation of this covenant:

                  (i) any security interest or lien created pursuant to this Agreement.

                 (ii) liens for taxes or assessments either not delinquent or the validity of which is being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with GAAP.

                 (iii) materialmen's, mechanics', carriers', workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business, which are either not delinquent or are being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with GAAP.

                 (iv) deposits or pledges to secure payment of worker's compensation, unemployment insurance or other social security benefits or obligations;

                 (v) any judgment lien, provided the judgment it secures shall, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay; or

                 (vi) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title, provided that none of such encumbrances, in the reasonable opinion of Lender, materially impairs the use or value of any property in the operation of Borrower's business; or

                 (vii) liens or security interests securing conditional sale, rental or purchase money obligations to the extent the indebtedness secured is permitted under Section 5.02(a), but only in the property which is the subject of such obligations.


(c)    Disposition of Assets.  Except as provided in subparagraphs (ii) and
(iii) below, sell, transfer, assign, lease, convey or otherwise transfer or dispose of, whether in a single transaction or in a series of related transactions, all or any material part of its assets, including but not limited to any one or more of its Stations and licenses therefor, other than in the ordinary course of business, unless the disposition is in exchange for collateral of like value which is satisfactory to the Lender in which the Lender shall have a security interest. If the Lender has given consent to the Borrower for the sale of collateral, Borrower shall have up to twelve (12) months to replace the collateral in a manner satisfactory to the Lender. In the case of a sale of a Station, the portion of the proceeds attributable to the pro rata debt of the Station sold in accordance with the formula set forth in Exhibit "4" attached hereto shall be placed in an escrow account for a period not to exceed twelve (12) months from the date of sale unless the Lender and Borrower agree otherwise. Borrower shall have the right to withdraw the escrowed amount at any time if Borrower immediately, upon such withdrawal, pays Lender the full amount of indebtedness so relating to such Station. In the event that like collateral is not found at any time up to twelve months, the pro rata debt of the Station sold in accordance with the formula set forth in Exhibit "4" shall be paid to Lender as a prepayment governed by Section 1.06 of this Agreement.

         (i) The foregoing limitation on the disposition of assets shall not apply to the Borrower's Telemation subsidiary and Low Power television stations.

         (ii) Notwithstanding the foregoing, the Borrower may sell any of its Stations serving a market other than New York,

      Los Angeles or Chicago without the consent of Lender if the proceeds of the sale are applied to extinguish the pro rata debt of the Station sold in accordance with the formula set forth in Exhibit "4" attached hereto. The formula, which is based on the previous twelve (12) months' performance by such station, shall be applied on a monthly basis and the results of the application of such formula shall be furnished to the Lender on a quarterly basis, except that the formula shall be promptly furnished on a monthly basis in the event of a proposed disposition of a Station until such disposition occurs or is no longer intended.

             (iii) Notwithstanding the foregoing, in the event that the Borrower elects to sell one or more of the Stations serving the New
      York, Los Angeles or Chicago markets, such sale may occur without the consent of the Lender, but in the absence of such consent, the balance of the Loan attributable to such Station in accordance with the formula set forth in Exhibit "4" shall become immediately due and payable to the Lender upon the sale, and the balance of the Loan shall become due and payable six (6) months from the date of closing of the sale of such Station.

            (d) Remove Assets. Remove from their location as of the date of this Agreement any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, other than in the ordinary course of business.

         (e) Dividend Restriction. No dividends shall be paid unless the debt owed to Lender is less than 50% of the book value of the consolidated assets of the Borrower after giving effect to the dividend. For purposes of this paragraph, a "dividend" shall mean any distribution, dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of any capital stock of the Borrower.

         (f) Change of Business. Change, in any material respect, the nature or character of its television broadcast business as conducted, or engage in any activity not reasonably related to such television broadcast business, as conducted on the date of this Agreement.

         Section 5.03. Reporting Requirements. So long as the Note shall remain unpaid the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the Lender:

         (a) Default Certificate. As soon as possible and in any event within ten business days after the occurrence of each Event of Default (as defined in Section 6.01) of which Borrower has knowledge, the statement from the Chief Financial Officer of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

         (b) Financial Statements. Financial statements in accordance with the provisions of Section 5.01(j) above and Funded Debt Coverage Report, Fixed Charge Coverage Report and Cash Maintenance Report in accordance with the provisions of Sections 5.01(g), (h) and (i), respectively.

         (c) Notice of Litigation. Written notice of any litigation in accordance with the provisions of Section 5.01(l) above.

                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.01. Events of Default. Under this Agreement, an Event of Default shall be any of the following except where they have been predominately caused by the breach by Lender (or any entity controlled by it) of any agreement between it and Borrower:

         (a) Except as may be permitted pursuant to Article VII below, Borrower shall fail to pay any installment of principal or interest under the Note, or any other obligation to the Lender when due whether at the due date thereof or by acceleration or otherwise, and such default shall remain unremedied for a period of five (5) business days after the due date thereof.

         (b) The security interest or lien of the Lender in any material portion of the collateral covered by the Security Agreement, the Collateral Assignment of Leases and/or the Mortgages shall at any time be reasonably determined by the Lender not to constitute a legal, valid and enforceable first priority security interest or lien.

         (c) Any representation or warranty made by Borrower (or any of its officers) herein, in the Security Agreement, the Collateral Assignment of Leases and/or the Mortgages or by Borrower (or any of its officers) in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, or the Note shall prove to have been incorrect in any material respect when made; or

         (d) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, the Collateral Assignment of Leases and/or the Mortgages and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender; or

         (e) Borrower shall (i) file a petition commencing a voluntary case concerning it under any Chapter of the United States Code entitled "Bankruptcy" or similar state statute; or (ii) Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian, or similar officer for it or for all or any substantial part of its property; or (iii) such receiver, trustee, custodian, or similar officer shall be appointed without the application or consent of Borrower and such appointment shall continue undischarged for a period of thirty (30) days; or (iv) an involuntary case is commenced against the Borrower under any Chapter of the United States Code entitled "Bankruptcy" or similar state statute and an order for relief under any such Chapter or state statute is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (v) Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vi) any such proceeding shall be instituted against Borrower and shall remain undismissed for a period of thirty
(30) days; or (vii) Borrower shall take any action for the purpose of effectuating the foregoing; or

         (f) There shall be an irrevocable and unappealable denial or revocation of any broadcast license for any one or more of the Stations which is not attributable in whole or in substantial part to the actions of the Lender or its subsidiaries.

         (g) Borrower shall default under any agreement governing or securing any liability or indebtedness of Borrower, any promissory note or any other evidence of indebtedness in excess of $250,000 if the holder of such liability or indebtedness has the right to accelerate the maturity thereof as a result of such default or if such liability or indebtedness is automatically accelerated as a result of such default.

         (h) Borrower shall incur final judgments for the payment of money aggregating at any one time in excess of $250,000 and shall not discharge the same within a period of thirty days unless, pending further proceedings, execution thereon has been effectively stayed.

         (i) A creditor of Borrower shall obtain possession of any of the collateral for the obligations owed to Lender by any means, including, without limitation, levy, distraint, replevin or self-help, or any creditor shall establish or obtain any right in such collateral which is equal or senior to a security interest or lien of Lender in such collateral.

         (j) Any court, government or governmental agency shall condemn, seize, or otherwise appropriate, or take custody or control of any substantial portion of the assets of Borrower pursuant to a final, non-appealable order.

         (k) Borrower's on-the-air broadcast operations at any Station shall be interrupted at any time for more than forty- eight hours, whether or not consecutive, during any period of seven consecutive days, unless (a) the broadcasting operations of all or substantially all of the television stations in the relevant market also are interrupted for a like period of time, or (b) Borrower shall be receiving during such period of interruption insurance sufficient to assure that its per diem cash flow during such period is at least equal to its per diem cash flow for the month immediately preceding the initial date of interruption.

         Section 6.02. Effect of Event of Default. Should any Event of Default occur, the Lender may at its option declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of the Borrower to the Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding. The Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, the Collateral Assignment of Leases and the Mortgages dated of even date herewith executed by Borrower, which provisions are hereby incorporated by reference.

         Section 6.03 Affiliation Payment Offset. In the event that the Borrower fails to make one or more Loan Payment(s) in full under this Agreement, Lender shall have the right to direct that HSC make payments due to Borrower under the Affiliation Agreements to Lender in an amount equal to such missed payments to the full amount of such missed payment or payments from any subsequent Affiliation Payment made to the Stations on a pro rata basis among the Stations.

         Section 6.04 Compliance with Law. Any sale or cessation of operations by Borrower with respect to a Station (including any LPTV Station) which results from compliance with applicable Federal or State law shall not constitute an Event of Default hereunder.

                                  ARTICLE VII
                         ASSIGNMENT OF LOAN REPAYMENTS

        Section 7.01. Missed Affiliation Payments. If HSC fails to make any portion of any payment when due and payable under any Affiliation Agreement then all of the following (a) through (e) shall occur:

        (a) As of the close of business on the date such unpaid amount was due and payable under such Affiliation Agreement, Lender shall be deemed, without any further action by any party hereto, to have received from Borrower an assignment of Borrower's right to receive any and all amounts unpaid by HSC under such Affiliation Agreement; provided, however, the amount so assigned shall not exceed the amount of the next monthly installment otherwise due from Borrower to Lender pursuant to Section 1.04;

        (b) As of the close of business on the date such unpaid amount was due and payable under such Affiliation Agreement, Borrower shall be deemed, without any further action by any party hereto, to have made a payment to Lender equal to the amount assigned from Borrower to Lender in accordance with
Section 7.01(a), which shall be applied to Borrower's obligations hereunder and under the Note with exactly the same effect as if Borrower had made to Lender a cash payment of such amount at such time;

        (c) Borrower shall be obligated to pay Lender as the next monthly installment due from Borrower to Lender pursuant to Section 1.04 an amount equal to the difference between (i) the amount otherwise due from Borrower to Lender pursuant to Section 1.04, and (ii) the amount assigned from Borrower to Lender in accordance with Section 7.01(a); and

        (d) HSC shall have no obligation to Borrower with respect to any and all amounts assigned from Borrower to Lender in accordance with Section 7.01(a), but, in accordance with such assignment, HSC shall be obligated to pay such assigned amount to Lender.

        Nothing in this Section 7.01 shall amend, alter or diminish HSC's obligation under any such Affiliation Agreement to pay to

Borrower or its Subsidiaries, as appropriate, the difference between (i) all amounts not paid when due and payable under any such Affiliation Agreement and
(ii) all amounts assigned from Borrower to Lender in accordance with Section 7.01(a). Failure by HSC to pay to Borrower or its Subsidiaries, as appropriate, such difference on or prior to the earliest date in the immediately succeeding calendar month on which any payment under any Affiliation Agreement is due and payable shall constitute a failure by HSC to make any portion of any payment when due and payable under any Affiliation Agreement during such succeeding calendar month.

        7.02.   Subordination of Portions of Loan.  In the event that Section
7.01 shall be applicable, then, notwithstanding any other provision of this Agreement, including without limitation Section 5.01 or 5.02, Borrower may borrow from any source or other lender an amount equal at the time of such borrowing to twice the amount of the difference between (i) all amounts not paid when due and payable under any Affiliation Agreement and (ii) all amounts assigned from Borrower to Lender in accordance with Section 7.01 but in no event at any time in excess of the product determined by multiplying Three Million Dollars ($3,000,000) by the number (but not more than 18) of months during which HSC has not made all payments required under the Affiliation Agreements.

        Lender hereby agrees to subordinate all repayment rights it has under this Agreement and the Note to all such borrowings made under this Section 7.02 up to but not in excess of Fifty-Four

Million Dollars ($54,000,000).  Borrowings made by Borrower under this Section
7.02 shall not be considered an indebtedness, obligation or liability of Borrower for purposes of the application of Section 5.01 or 5.02.

                                 ARTICLE VIII
                                MISCELLANEOUS

        Section 8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any further or other exercise thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 8.02. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement, the Collateral Assignment of Leases and the Mortgages nor consent to any departure by the Borrower therefrom, shall in any event be effective unless in writing, signed by the Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

        Section 8.03. Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement, the Collateral

Assignment of Leases and/or the Mortgages the provisions of this Agreement shall control.

        Section 8.04. Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by first class mail, postage prepaid to the applicable party at the addresses indicated below:

        If to the Borrower, to:

                Jeffrey M. McGrath
                President
                Silver King Communications, Inc.
                100 South Sangamon Street
                Suite 300
                Chicago, Illinois  60607

        with an additional copy (which shall not constitute notice) to:

                Steven H. Grant
                Chief Financial Officer
                Silver King Communications, Inc.
                12425 28th Street North
                St. Petersburg, Florida  33716

        If to the Lender, to:

                John S. True, President
                HSN Capital Corporation
                4910 Longley Lane
                Reno, Nevada  89502

        and to:

                Legal Department
                Home Shopping Network, Inc.
                P.O. Box 9090
                Clearwater, FL  34618-9090

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

        Section 8.05. Expenses. The Borrower agrees to pay on demand all costs and expenses incurred directly in connection with the enforcement of this Agreement, the Note, the Security Agreement, Collateral Assignment of Leases and the Mortgages and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation in proceedings under any bankruptcy or insolvency law. In addition, the Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery and recordation of any instruments and documents to be delivered hereunder, including but not limited to documentary stamps.

        Section 8.06. Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of the other.

        Section 8.07. Governing Law. This Agreement, the Note, the Security Agreement, and related documents shall be governed by, and construed in accordance with, the laws of the State of Nevada with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the state thereof.

        Section 8.08. Severability of Provisions. Any provision of this Agreement, the Note, the Security Agreement, the Collateral Assignment, and the Mortgages which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

        Section 8.09. Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Section 8.10. Rights Affected by Extensions. The rights of the Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which the Lender may grant with respect to the indebtedness or any part thereof, or with respect to any endorser, guarantor, or surety without notice or consent of the Borrower or any endorser, guarantee, or surety.

        Section 8.11. Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of the Borrower to the Lender hereunder have been paid in full.

        (a) From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of the Lender hereunder or thereunder.

        (b) Borrower hereby indemnifies and holds harmless Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

        (c) Notwithstanding anything herein or in any of the related documents to the contrary, but without limiting or waiving Borrower's obligations hereunder or under any of the related documents, Lender's remedies hereunder and under the related documents are subject to compliance with the Communications Act of 1934, as amended, and to all applicable rules, regulations and policies of the FCC, and Lender will not take any action pursuant to this Agreement or any of the related documents that will constitute or result in any assignment of an FCC license or any change of control of any Station if such assignment of license or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. This Agreement, the related documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Borrower by Lender or control, affirmative or negative, direct or indirect, of Borrower by Lender, over the programming, management, or any other aspect of the operation of Borrower, which ownership and control remains exclusively and at all times in the shareholders and the Board of Directors of Borrower until such time as Lender has complied with such law, rules, regulations and policies.

        BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.


ATTEST:                                HSN CAPITAL CORPORATION

/s/ Stuart A. Sheldon                  By:  /s/ John A. True
- ----------------------                      -----------------------
                                            John True     President

ATTEST:                                HOME SHOPPING CLUB, INC.

/s/ Stuart A. Sheldon                  By:  /s/ Les R. Wandler
- ----------------------                      ------------------------
                                            Les R. Wandler
                                            Secretary/ Treasurer
                                            President and CEO

ATTEST:                                SILVER KING COMMUNICATIONS, INC.


/s/ Stuart A. Sheldon                  By:  /s/ Steven H. Grant
- ----------------------                      -----------------------------
                                            Steven H. Grant, Vice President,
                                            Chief Financial Officer,
                                            Secretary/Treasurer

                            HSN CAPITAL CORPORATION
                               4910 Longley Lane
                               Reno, Nevada 89502


January 25, 1993


Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida 33716

Attention:       Steven H. Grant, Vice President,
                 Chief Financial Officer and Secretary/Treasurer

RE: Loan Agreement (the "Loan Agreement") dated December 28, 1992, by and between HSN Capital Corporation, A Nevada corporation ("Lender"), and Silver King Communications, Inc. a Delaware corporation ("Borrower")

Gentlemen:

Reference is made to the Loan Agreement identified above. Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to such terms in the Loan Agreement.

You have requested that we waive the requirement of Section 5.01(s) of the Loan Agreement that the Executive Committee of the Borrower established and provide the Lender, not later than thirty (30) days from the Date of Distribution, an itemized list of expenditures for the Borrower for its fiscal year 1993. Subject to the conditions set forth below, the Lender hereby waives its right to exercise any remedies available to the Lender under the Loan Agreement, or any other document executed in connection therewith, related to the requirement of Section 5.01(s) set forth in the immediately preceding sentence.

The waiver by the Lender set forth in the immediately preceding paragraph is expressly conditioned upon and subject to the Executive Committee of the Borrower establishing and providing to the Lender, not later than thirty (30) days from the effective date thereof, an itemized list of proposed expenditures for Borrower for its fiscal year 1993.

If the Borrower agrees to the foregoing, please evidence such agreement by executing at least two (2) counterparts of this letter in the space provided below and by returning said executed counterparts to HSN Capital Corporation at 4910 Longley Lane, Reno, Nevada 89502, Attention: John True, President.

Silver King Communications, Inc.
January 25, 1993
Page 2


Effective upon the execution and delivery by the Borrower of counterparts of this letter as provided above, this letter shall be a binding agreement between the parties hereto.


                                        Very truly yours,

                                        HSN CAPITAL CORPORATION



                                        By: /s/ John A. True
                                            -----------------------
                                        Name: John A. True
                                              ---------------------
                                        Title: President


AGREED AND ACCEPTED:

SILVER KING COMMUNICATIONS, INC.



By: /s/ Steven H. Grant
    ---------------------------
Name:  Steven H. Grant
       ------------------------
Title: Vice President, Chief
         Financial Officer, Secretary/Treasurer

February 26, 1993


Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida  33716

Attention:       Steven H. Grant, Vice President
                 Chief Financial Officer & Secretary/Treasurer

RE: Loan Agreement (the "Loan Agreement") dated December 28, 1992, by and between HSN Capital Corporation, a Nevada corporation ("Lender"), and Silver King Communications, Inc., a Delaware corporation ("Borrower")

Gentlemen:

         This letter concerns the above-referenced Loan Agreement. All capitalized terms used herein, unless otherwise defined, shall have the same meaning as assigned to such terms in the Loan Agreement.

         On January 25, 1993, by letter agreement, Lender and Borrower waived the requirement of Section 5.01(s) of the Loan Agreement that the Executive Committee of the Borrower establish and provide the Lender, no later than thirty (30) days from the Date of Distribution, an itemized list of expenditures for the Borrower for its fiscal year 1993. In so doing, the parties extended the date for the provision of such list an additional thirty
(30) days until February 26, 1993.

         As a result of a change in the ownership of Lender's parent company, Lender hereby requests that the deadline for providing such itemized list of expenditures be extended until May 1, 1993 (hereinafter "the additional extension period") and that during the additional extension period no capital expenditures be made outside the ordinary course of business and all capital expenditures within the ordinary course of business which exceed Ten Thousand Dollars ($10,000) be subject to approval by the Executive Committee of Borrower on a case by case basis.

         Further, during the additional extension period, Lender requests that the expenditure of any Loan proceeds towards any of the committed projects identified in Exhibit 3 to the Loan Agreement and described in Section 5.01(r) thereof, other than the Urban Broadcasting Corporation project, be subject to approval by the Executive Committee of Borrower on a case by case basis.

Silver King Communications, Inc.
February 26, 1993
Page 2


         Further, by the last day of the additional extension period, Lender requests that Borrower complete and provide to Lender an operating budget for the remainder of fiscal year 1993 approved by the Executive Committee of Borrower.

         If Borrower agrees to the foregoing, please evidence this agreement by executing at least two (2) counterparts of this letter in the space provided below and return at least one (1) of said executed counterparts to HSN Capital Corporation, 4910 Longley Lane, Reno, Nevada 89502 Attention: John A. True, President.

                                        Very truly yours,

                                        HSN CAPITAL CORPORATION


                                        By: /s/ John A. True
                                            -------------------------
                                        Name:   John A. True

                                        Title:  President


AGREED AND ACCEPTED:

SILVER KING COMMUNICATIONS, INC.


By: /s/ Steven H. Grant
    --------------------------
Name:    Steven H. Grant

Title:   Vice President, Chief Financial
           Officer & Secretary/Treasurer

                            HSN CAPITAL CORPORATION
                               4910 Longley Lane
                               Reno, Nevada 89502


April 29, 1993


Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida  33716

Attention:       Steven H. Grant, Vice President
                 Chief Financial Officer & Secretary/Treasurer

RE: Loan Agreement (the "Loan Agreement") dated December 28, 1992, by and between HSN Capital Corporation, a Nevada corporation ("Lender"), and Silver King Communications, Inc., a Delaware corporation ("Borrower")

Gentlemen:

         This letter concerns the above-referenced Loan Agreement. All capitalized terms used herein, unless otherwise defined, shall have the same meaning as assigned to such terms in the Loan Agreement.

         On January 25, 1993, by letter agreement, Lender and Borrower waived the requirement of Section 5.01(s) of the Loan Agreement that the Executive Committee of the Borrower establish and provide the Lender, no later than thirty (30) days from the Date of Distribution, an itemized list of expenditures for the Borrower for its fiscal year 1993. In so doing, the parties extended the date for the provision of such list an additional thirty
(30) days until February 26, 1993.

         As a result of a change in the ownership of Lender's parent company, at Lender's request, on February 26, 1993, by letter agreement, Lender and Borrower extended the deadline for providing such itemized list of expenditures until May 1, 1993 (hereinafter "the additional extension period"). Lender and Borrower agreed that during the additional extension period no capital expenditures be made outside the ordinary course of business which exceed Ten Thousand Dollars ($10,000) be subject to approval by the Executive Committee of Borrower on a case by case basis.

         Further, Lender and Borrower agreed that during the additional extension period the expenditure of any Loan proceeds towards any of the committed projects identified in Exhibit 3 to the Loan Agreement and described in Section 5.01(r) thereof, other than the

Silver King Communications, Inc.
April 29, 1993
Page 2


Urban Broadcasting Corporation project, be subject to approval by the Executive Committee of Borrower on a case by case basis.

         Finally, Lender and Borrower agreed that by the last day of the additional extension period, Borrower would complete and provide to Lender an operating budget for the remainder of fiscal year 1993 approved by the Executive Committee of Borrower.

         By this letter, Lender hereby requests that Borrower agree to meet with Lender and Home Shopping Network, Inc. ("HSN"), the parent company of Lender, at the corporate headquarters of HSN on May 17, 1993, and provide the itemized list of expenditures and the operating budget of Borrower for the remainder of its fiscal year 1993. Accordingly, Borrower shall not be required to provide the itemized list of expenditures and the operating budget by May 1, 1993. The Executive Committee approval requirements established in the February 26, 1993 letter agreement shall be extended and remain in force until May 17, 1993.

         If Borrower agrees to the foregoing, please evidence this agreement by executing at least two (2) counterparts of this letter in the space provided below and return at least one (1) of said executed counterparts to HSN Capital Corporation, 4910 Longley Lane, Reno, Nevada 89502 Attention: John A. True, President.

                                        Very truly yours,

                                        HSN CAPITAL CORPORATION


                                        By: /s/ John A. True
                                            -----------------------
                                        Name:   John A. True

                                        Title:  President

Silver King Communications, Inc.
April 29, 1993
Page 3





AGREED AND ACCEPTED:

SILVER KING COMMUNICATIONS, INC.


By: /s/ Steven H. Grant
    -------------------------
Name:    Steven H. Grant

Title:   Vice President, Chief Financial
           Officer & Secretary/Treasurer

                            HSN CAPITAL CORPORATION
                               4910 Longley Lane
                               Reno, Nevada 89502


May 17, 1993


Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida  33716

Attention:       Steven H. Grant, Vice President,
                 Chief Financial Officer & Secretary/Treasurer

RE: Loan Agreement (the "Loan Agreement") dated December 28, 1992, by and between HSN Capital Corporation, a Nevada corporation ("Lender"), and Silver King Communications, Inc., a Delaware corporation ("Borrower")

Gentlemen:

         This letter concerns the above-referenced Loan Agreement. All capitalized terms used herein, unless otherwise defined, shall have the same meaning as assigned to such terms in the Loan Agreement.

         Lender requests that Section 5.01(r) of the Loan Agreement be amended by deleting its current language and replacing it with the following:

              (r) Committed Projects List. Borrower agrees to allocate approximately Five Million Dollars ($5,000,000) of Loan proceeds toward the projects identified on Exhibit "3" attached hereto; provided, however, that Borrower may reallocate to the "Denver" project funds earmarked for any of the other projects identified on Exhibit "3" so that the funds allocated to the "Denver" project equal up to Two and One-Half Million Dollars ($2,500,000). Except as otherwise provided with respect to the reallocation of funds to the "Denver" project, the Board of Directors of Borrower or the Executive Committee thereof may, from time to time, add, change or delete projects contained on such list and shall forward a copy of such revised list to Lender if an individual addition, deletion or change exceeds Twenty-Five Thousand Dollars ($25,000).

Silver King Communications, Inc.
May 17, 1993
Page 2


         If Borrower agrees to the foregoing amendment, please evidence this agreement by executing at least two (2) counterparts of this letter in the space provided below and return at least one (1) of said executed counterparts to HSN Capital Corporation, 4910 Longley Lane, Reno, Nevada 89502 Attention:
John A. True, President.

                                        Very truly yours,

                                        HSN CAPITAL CORPORATION


                                        By: /s/ John A. True
                                            ------------------------
                                        Name:   John A. True

                                        Title:  President


AGREED AND ACCEPTED:

SILVER KING COMMUNICATIONS, INC.


By: /s/ Steven H. Grant
    -------------------------
Name:    Steven H. Grant

Title:   Vice President, Chief Financial
           Officer & Secretary/Treasurer

                            HSN CAPITAL CORPORATION
                               4910 Longley Lane
                               Reno, Nevada 89502



June 16, 1993

Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida 33716

Attention:       Steven H. Grant, Vice President,
                 Chief Financial Officer & Secretary/Treasurer

RE: Loan Agreement (the "Loan Agreement") dated December 28, 1992, as amended, by and between HSN Capital Corporation, a Nevada corporation ("Lender"), and Silver King Communications, Inc., a Delaware corporation ("Borrower")

Gentlemen:

         This letter concerns the above-referenced Loan Agreement. All capitalized terms used herein, unless otherwise defined, shall have the same meaning as assigned to such terms in the Loan Agreement.

         Lender requests that Section 5.01(r) of the Loan Agreement, as amended, be further amended by deleting its current language and replacing it with the following:

              r) Committed Projects List. Borrower agrees to allocate approximately Five Million Dollars ($5,000,000) of Loan proceeds toward the projects identified on Exhibit "3" attached hereto; provided, however, that Borrower may reallocate to the "Denver" project funds earmarked for any of the other projects identified on Exhibit "3" so that the funds allocated to the "Denver" project equal up to Two and One-Half Million Dollars ($2,500,000) and Borrower may reallocate to the "Urban Broadcasting" project identified on Exhibit "3" so that the funds allocated to the "Urban Broadcasting" project equal up to One Million Eight Hundred Thousand Dollars ($1,800,000). Except as otherwise provided with respect to the reallocation of funds to the "Denver" and "Urban Broadcasting" projects, the Board of Directors of Borrower or the Executive Committee thereof may,

Silver King Communications, Inc.
June 16, 1993
Page 2


                 from time to time, add, change or delete projects contained on such list and shall forward a copy of such revised list to Lender if an individual addition, deletion or change exceeds Twenty-Five Thousand Dollars ($25,000).

         If Borrower agrees to the foregoing amendment, please evidence this agreement by executing at least two (2) counterparts of this letter in the space provided below and return at least one (1) of said executed counterparts to HSN Capital Corporation, 4910 Longley Lane, Reno, Nevada 89502 Attention:
John A. True, President.

                                        Very truly yours,

                                        HSN CAPITAL CORPORATION


                                        By: /s/ John A. True
                                            ----------------
                                        Name:   John A. True

                                        Title:  President

AGREED AND ACCEPTED:

SILVER KING COMMUNICATIONS, INC.


By: /s/ Steven H. Grant
    -------------------
Name:   Steven H. Grant

Title:  Vice President, Chief Financial
          Officer & Secretary/Treasurer

                           HSN CAPITAL CORPORATION



September 24, 1993



Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida  33716

Attention:                Steven H. Grant, Executive Vice President,
                          Chief Financial/Administrative Officer &
                          Treasurer

RE: Loan Agreement (the "Loan Agreement") dated December 28, 1992, by and between HSN Capital Corporation, a Nevada corporation ("Lender"), and Silver King Communications, Inc., a Delaware corporation ("Borrower")

Gentlemen:

This letter concerns the above-referenced Loan Agreement. All capitalized terms used herein, unless otherwise defined, shall have the same meaning as assigned to such terms in the Loan Agreement.

Section 5.01(s) of the Loan Agreement provides that the Executive Committee of the Borrower shall establish and provide the Lender, not later than thirty (30) days after the commencement of any fiscal year an itemized list of proposed expenditures for Borrower for that fiscal year. By this letter, Lender hereby proposes that Section 5.01(s) of the Loan Agreement be amended to provide that the Executive Committee of the Borrower shall establish and provide the Lender, no later than thirty (30) days after the commencement of any fiscal year or ten (10) days after Borrower's first Executive Committee of the fiscal year, whichever is later, an itemized list of proposed expenditures for Borrower for that fiscal year.

P.O. BOX 70548 - Reno, Nevada  89570 - 702-826-4919

Silver King Communications, Inc.
September 24, 1993
Page 2

If Borrower agrees to the foregoing, please evidence this agreement by executing at least two (2) counterparts of this letter in the space provided below and return at least one (1) of said executed counterparts to HSN Capital
Corporation, 4910 Longley Lane, Reno, Nevada 89502   Attention:  John A. True,
President.

                                        Very truly yours,

                                        HSN CAPITAL CORPORATION



                                        By: /s/ John A. True
                                            ----------------
                                        Name:   John A. True
                                        Title:  President



AGREED AND ACCEPTED:

SILVER KING COMMUNICATIONS, INC.

By: /s/ Steven H. Grant
    -------------------
Name:   Steven H. Grant
Title:  Executive Vice President, Chief
        Financial/Administrative Officer
        & Treasurer

                                PROMISSORY NOTE

$135,171,875                                                 December 28, 1982

                                                             Reno, Nevada

                 FOR VALUE RECEIVED, SILVER KING COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of HSN CAPITAL CORPORATION, a Nevada corporation (the "Lender"), at the office of the Lender at 4910 Longley Lane, Reno, Nevada 89502 or at such other place as the Lender may specify from time to time, in lawful money of the United States of America, in immediately available funds, the principal sum of One Hundred Thirty-Five Million One Hundred Seventy-One Thousand Eight Hundred Seventy-Five Dollars ($135,171,875), plus interest thereon and any other charges applicable thereto all as set forth more fully in that certain Loan Agreement, dated as of the date hereof, by and between the Lender and the Borrower (the "Loan Agreement").

                 This Note shall bear interest as provided in the Loan Agreement. Interest and principal shall be payable and principal shall be prepayable as provided in the Loan Agreement. The principal amount shall be subject to adjustment under certain circumstances as provided in the Loan Agreement. This Note shall mature on January 2, 2008 on which date all unpaid principal and interest accrued thereon, together with any other applicable charges, shall be due and payable in full.

                 The outstanding principal amount of this Note and all accrued and unpaid interest thereon, together with any other applicable charges, shall be and become immediately due and payable in full upon the terms and subject to the conditions of Article VI of the Loan Agreement.

                 If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, the Borrower promises and agrees to pay all costs of collection, including court costs and reasonable attorneys' fees.

                 Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Loan Agreement.

                 This Note shall be binding upon the Borrower, its successors and assigns, and shall inure to the benefit of the successors and assigns of the Lender.

                 This Note shall be governed by and construed in accordance with the laws of the State of Nevada with the exception of its conflicts of law provisions.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first written above.

                                        SILVER KING COMMUNICATIONS, INC.


                                        By: /s/ Steven H. Grant
                                            --------------------------
                                                Steven H. Grant
                                                Vice President